SUB-ITEM 77Q1(a)


                               MFS SERIES TRUST IX
                       on behalf of MFS Mid Cap Value Fund
                            MFS Large Cap Value Fund
                           MFS High Quality Bond Fund


A Form of Certificate of Amendment to the Declaration of Trust - Establishment and Designation of Series and Establishment and Designation of Classes to designate MFS Mid Cap Value Fund, MFS Large Cap Value Fund, and MFS High Quality Bond Fund is contained in Post-Effective Amendment No. 37 to the Registration Statement (File Nos. 2-50409 and 811-2464) as filed with the Securities and
Exchange Commission via EDGAR on February 12, 1999. Such document is incorporated herein by reference.